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                                                                     EXHIBIT 3.1

                   CERTIFICATE OF ELIMINATION OF THE SERIES A
                    CUMULATIVE REDEEMABLE PREFERRED STOCK OF
                       AFFILIATED COMPUTER SERVICES, INC.


                            PURSUANT TO SECTION 151(g)
                         OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

                  Affiliated Computer Services, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, hereby certifies as follows:

         1. That, pursuant to Section 151 of the General Corporation Law of the State of Delaware and authority granted in the Second Amended and Restated Certificate of Incorporation of the Company, as theretofore amended, the Board of Directors of the Company, by resolution duly adopted, authorized the issuance of a series of 1,000 shares of Series A Cumulative Redeemable Preferred Stock, par value $1.00 per share (the "Preferred Stock"), and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and, on June 30, 1994, filed a Certificate of Designation with respect to such Preferred Stock in the office of the Secretary of State of the State of Delaware.

         2. That no shares of said Preferred Stock are outstanding and no shares thereof will be issued subject to said Certificate of Designation.

         3. That the Board of Directors of the Company has adopted the following resolutions:

                           WHEREAS, by a Certificate of Designation (the
                  "Certificate of Designation") filed in the office of the Secretary of State of the State of Delaware on June 30, 1994, this Company authorized the issuance of a series of 1,000 shares of Preferred Stock, par value $1.00 per share, of the Company (the "Old Preferred Stock") and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof; and

                           WHEREAS, all 1,000 shares of such Old Preferred Stock
                  were issued by the Company in 1994 and reacquired by the Company prior to the date hereof; and

                           WHEREAS, as of the date hereof no shares of such Old
                  Preferred Stock are outstanding and no shares of such

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                  Old Preferred Stock will be issued subject to said Certificate of Designation; and

                           WHEREAS, it is desirable that all matters set forth
                  in the Certificate of Designation with respect to such Preferred Stock be eliminated from the Second Amended and Restated Certificate of Incorporation, as heretofore amended, of the Company;

                           NOW, THEREFORE, BE IT AND IT HEREBY IS

                           RESOLVED, that all matters set forth in the
                  Certificate of Designation with respect to such Preferred Stock be eliminated from the Second Amended and Restated Certificate of Incorporation, as heretofore amended, of the Company; and it is further

                           RESOLVED, that the Appropriate Officers be, and
                  hereby are, authorized and directed to file a Certificate with the office of the Secretary of State of the State of Delaware setting forth a copy of these resolutions whereupon all matters set forth in the Certificate of Designation with respect to such Old Preferred Stock shall be eliminated from the Second Amended and Restated Certificate of Incorporation, as heretofore amended, of the Company.

                           RESOLVED, that the Board of Directors has determined
                  that it is advisable and in the best interests of the Company to file the Certificate of Correction to Certificate of Amendment to the Amended and Restated Certificate of Incorporation, in the form attached hereto as Exhibit A (the "Amendment"); and further

                           RESOLVED, that the Appropriate Officers be and each
                  of them hereby is authorized, directed and empowered, for and on behalf of the Company, to execute, acknowledge, attest, record and file with the Secretary of State of the State of Delaware the Amendment in accordance with General Corporation Law of Delaware and to take all other actions that such officers deem necessary to effectuate the Amendment; and further

         4. That, accordingly, all matters set forth in the Certificate of Designation with respect to such Preferred Stock be, and hereby are, eliminated from the Second Amended and Restated Certificate of Incorporation, as heretofore amended, of the Company.



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         IN WITNESS WHEREOF, Affiliated Computer Services, Inc. has caused this
Certificate to be signed by its duly authorized officer, as of this 30th day of August, 2001.

                                  AFFILIATED COMPUTER SERVICES, INC.



                                  By:      /s/ William L. Deckelman, Jr.
                                       ---------------------------------
                                  Name:    William L. Deckelman, Jr.
                                  Office:  Executive Vice President




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